                                                                      EXHIBIT 21

                     SUBSIDIARIES OF UNITED STATIONERS INC.





                                                                         STATE OR OTHER
Subsidiary                                                        JURISDICTION OF INCORPORATION
                                                                  -----------------------------
     UNITED STATIONERS SUPPLY CO.                                 Illinois
          AZERTY de MEXICO, S.A. de C.V.                          Mexico
          LAGASSE, INC. (f/k/a LAGASSE BROS., INC.)               Louisiana
          UNITED STATIONERS TECHNOLOGY SERVICES LLC               Illinois
          UNITED WORLDWIDE LIMITED                                Hong Kong
          UNITED STATIONERS HONG KONG LIMITED                     Hong Kong
          USS RECEIVABLES COMPANY, LTD.                           Cayman Islands
          UNITED STATIONERS FINANCIAL SERVICES, LLC               Illinois